FULBRIGHT & JAWORSKI
                                     L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                666 Fifth Avenue
                         New York, New York 10103-3133

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October 1, 1996

Integrated Living Communities, Inc.
Bernwood Centre
24850 Old 41 Road, Suite 10
Bonita Springs, Florida  34135

Re:      Registration Statement on Form S-1
         Registration No. 333-05877

Dear Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-1, Registration No. 333-05877 (the "Registration Statement") filed by Integrated Living Communities, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of an aggregate of up to 4,830,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), of which 3,430,000 shares of authorized but heretofore unissued shares of Common Stock (including up to 630,000 shares of Common Stock which will be purchased by the underwriters if the underwriters exercise in full the option granted to them by the Company to cover over-allotments) are being offered by the Company and up to 1,400,000 presently issued and outstanding shares of Common Stock are being offered by Integrated Health Services, Inc. ("IHS") we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

         We assume that appropriate action will be taken, prior to the offer and sale of the shares of Common Stock, to register and qualify such shares for sale under all applicable state securities or "blue sky" laws.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, we advise you that in our opinion (i) the shares of Common Stock being issued and sold by the Company have been duly and validly authorized and, when issued and sold in the manner contemplated by the Underwriting

Integrated Living Communities, Inc.
October 1, 1996
Page 2


Agreement, a form of which has been filed as an exhibit to the Registration Statement (the "Underwriting Agreement"), and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable, and (ii) the shares of Common Stock being sold by IHS have been duly and validly authorized and are legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                 Very truly yours,

                                                 /s/ Fulbright & Jaworski L.L.P.